AGREEMENT RESOLVING ATTORNEYS' FEES

This AGREEMENT RESOLVING ATTORNEYS' FEES ("Agreement") is entered into by and between CENTER FOR BIOLOGICAL DIVERSITY and CALIFORNIA NATIVE PLANT SOCIETY (together the "Petitioners"), and Real Parties in Interest TEJON RANCH CO., a Delaware corporation, CENTENNIAL FOUNDERS LLC, a Delaware limited liability company, AND TEJON RANCHCORP, a California corporation (collectively "Tejon"). Together, the parties to this Agreement may be referred to as "Parties," or in the singular a "Party."

RECITALS

A. Petitioners were among the parties to challenge the County of Los Angeles' approval of Tejon's proposed Centennial Specific Plan master-planned development project on an approximately 12,000 acre portion of the 270,000 acre Tejon Ranch in unincorporated Los Angeles County.

B. Petitioners' case (No. 19STCP02100) was related to the earlier-filed *Climate Resolve* action (Case No. 19STCP1917) and both cases proceeded to hearing before the Los Angeles County Superior Court.

C. Climate Resolve has separately settled its action and is no longer a party to these proceedings.

D. Petitioners and Tejon both appealed the trial court ruling in the matter.

E. On June 26, 2025, the Second District Court of Appeal issued its decision upholding the trial court judgment, which affirmed the trial court's conclusion that Petitioners were prevailing parties for purposes of Petitioners seeking to recover attorneys' fees pursuant to Code of Civil Procedure Section 1021.5.

F. After remittitur to the trial court, Petitioners timely filed a motion to recover attorneys' fees (the "Fee Motion").

G. To avoid costly motion practice in relation to the Fee Motion, the uncertainty of how the court would rule on the Fee Motion, and to conserve judicial resources and avoid delay in obtaining a ruling on the Fee motion, the Parties have met and conferred and agreed to resolve the Fee Motion on the following terms.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, of the promises, covenants, agreements, representations and warranties set forth below, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby agree as follows:

1. OBLIGATIONS OF TEJON

A. Resolution Amount. In full consideration of Petitioners' execution of this Agreement and their agreement to be legally bound by its terms, including all counsel of record for the Petitioners, Tejon agrees to resolve any fees that Petitioners' may be entitled to as prevailing parties by paying Petitioners the amount of $1,100,000 (one million one hundred thousand dollars) (the "Resolution Payment"). At Petitioners' election, Tejon shall either wire funds to, or remit to Petitioners a check payable to, the law firm of Carstens, Black & Minteer LLP, in trust for all Petitioners.

2. OBLIGATIONS OF PETITIONERS

A. Dismissal of Fee Motion. Within five (5) days of Tejon's payment of the Resolution Payment, Petitioners shall withdraw and dismissal its Fee Motion and request that the trial court vacate all briefing and hearing dates on the Fee Motion.

B. Taxes. Petitioners shall be individually responsible for, and are legally bound to make payment of, any taxes resulting from their respective settlement payments determined to be due and owing (including penalties and interest related thereto) to any federal, state, local, or regional taxing authority.

C. Information for Timely Payment by Tejon. Petitioners and their counsel will provide to Tejon within five (5) days of executing this Agreement any information (such as W-9's) necessary for Tejon to process the Resolution Payment. If Petitioners wish to receive payment by wire transfer, Petitioners will also, at the same time, provide wire transfer information to Tejon.

3. GENERAL PROVISIONS

A. Confidentiality. The Parties expressly agree, as a material term of this Agreement, without which they would not have entered into the Agreement, that this Agreement, the terms and conditions of this Agreement (including without limitation the amount of the Resolution Payment), and all communications of the Parties in the negotiations leading to it, shall be and remain confidential and shall not be disclosed without the prior written consent of the other Parties unless disclosure is (a) ordered by a court of competent jurisdiction or in connection with the issuance of a lawful subpoena, (b) required in connection with any governmental investigation, (c)d required by law such as for tax-related reasons, or to comply with the Securities Exchange Act of 1934 or the regulatory provisions and rules of the Securities the Securities and Exchange Commission, or (d) necessary for a Party to enforce the terms of this Agreement against other Parties to this Agreement. In the event that disclosure is required by "(a)" or "(b)" in the prior sentence, the other Party(ies) shall be provided prompt notice so that such Party(ies) may, in its/their discretion, seek a protective order or seek to quash a subpoena to prevent disclosure, the costs of which shall be solely borne by the Party seeking to quash the subpoena or the protective order. Notwithstanding the foregoing, any Party may state, reveal, or communicate, in substance "The matter has been resolved."

B. No Admission of Liability. This Agreement, including the release contained herein, reflects the settlement of denied and contested claims. Nothing contained herein is, or shall be construed to be, an admission by any Party of liability, of any kind, to any other Party.

C. Entire Agreement. This instrument contains the entire agreement between the Parties and all prior written or oral negotiations, discussions, understandings, and agreements are merged herein.

D. Informed Decision. Each Party represents and warrants to all other Parties that they have had the advice of counsel of their own choosing in the negotiations for, and the preparation of, this Agreement and have read and understand the contents of this Agreement and its legal effect. Each Party has conducted its own factual investigation, is not relying on any other Party, and assumes the risk that there are material unknown facts or that facts are other than as is presumed. The Parties further acknowledge that they are aware that they may hereafter discover material facts in addition to or different from those which they now know or believe to be true with respect to the subject matter of this Agreement, and further acknowledge that there may be future events, circumstances, or occurrences materially different from those they know or believe likely to occur, but that it is their intention to enter into and be bound by this Agreement.

E. Agreement as Defense. In connection with any demand or cause of action related to a matter released herein, this Agreement may be pleaded as a defense by any Party hereto and shall operate to effect a dismissal of such demand or cause of action.

F. Cooperation/Further Assurances. The Parties shall promptly perform, execute and deliver or cause to be performed, executed and/or delivered any and all acts, deeds, and assurances, including the delivery of any documents, as any Party may reasonably require in order to carry out the intent and purpose of this Agreement.

G. Joint Preparation. This Agreement shall be deemed to have been jointly prepared by the Parties, and shall not be construed against any Party in the event of any claimed uncertainly or ambiguity.

H. Warranty of Authority. The Parties, and each of them, represent and warrant to the other Parties hereto that the individual signatories to this Agreement have authority to execute this Agreement and to release claims as outlined by this Agreement, on behalf of themselves and the entities on whose behalf they purport to act, and have obtained all necessary Community Services District Board approvals.

I. No Prior Assignments. The Parties hereto represent and warrant that they have not heretofore assigned or transferred or purported to assign or transfer, to any other person, entity, association, corporation, or firm whatsoever, any claim, debt, liability, demand, obligation, expense, action or causes of action herein released.

J. Counterparts; Electronic Signature. This Agreement may be executed in one or more counterparts, and all the counterparts shall constitute but one and the same agreement, notwithstanding that all Parties hereto are not signatories to the same or original counterpart. The parties may execute this Agreement by electronic means.

K. Severability. In the event any of the provisions of this Agreement are deemed to be invalid or unenforceable, those provisions shall be severable from the remainder of the Agreement and shall not cause the invalidity or unenforceability of the balance of the Agreement.

(Signatures on Next Page)

IN WITNESS THEREOF, the undersigned have executed this AGREEMENT as of the dates hereafter appearing

PETITIONERS:

December 10, 2025

CARSTENS, BLACK & MINTEER LLP
Attorneys for Petitioners Center for Biological Diversity and California Native Plant Society

By: [signature]

Name: Michelle Black

Its: Attorney

December 9, 2025

Center for Biological Diversity

By: [signature]

Name: John Buse

Its: General Counsel

December 9___, 2025

California Native Plant Society

By: [signature]

Name: Jun Bando

Its: Executive Director

REAL PARTIES IN INTEREST:

December 11, 2025

Tejon Ranch Co., a Delaware corporation

By: [signature]

Name: Michael R.W. Houston

Its: Senior Vice President, General Counsel and Secretary

December 11, 2025

Centennial Founders LLC, Delaware limited liability company

By: ______________________

Name: Hugh F. McMahon, IV

Its: Executive Vice President, Real Estate

December 11, 2025

Tejon Ranchcorp, a California corporation

By: ______________________

Name: Michael R.W. Houston

Its: Senior Vice President, General Counsel and Secretary